Exhibit 23.1



                             SPECTOR & WONG, LLP
                         Certified Public Accountants       80 SOUTH LAKE AVENUE
HAROLD Y. SPECTOR, CPA                                      SUITE 723 PASADENA,
CAROL S. WONG, CPA             (888) 584-5577               CALIFORNIA 9UO1
                             FAX (626) 584-6447
                           spectorwongcpa@aol.com





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

     We hereby consent to the  incorporation  by reference in this  Registration
Statement on Form S-3 of our report dated March 30, 2007, relating to the consolidated financial statements and financial schedule of Z Trim Holdings, Inc. and subsidiaries, which appears in Z Trim Holding's Annual Report on Form 10-KSB for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in this Registration Statement.




/s/ Spector & Wong, LLP
------------------------
Spector & Wong, LLP
Pasadena, California
March 11, 2008